Exhibit 10.2

FIRST AMENDMENT TO EXECUTIVE EMPLOYMENT AGREEMENT

THIS FIRST AMENDMENT TO EXECUTIVE EMPLOYMENT AGREEMENT (the “Amendment”), effective as of February 27, 2020, is entered into by SAExploration Holdings, Inc., a Delaware corporation (the “Employer” or the “Company”), and Michael Faust, an individual residing in Anchorage, Alaska (the “Executive”). The Employer and the Executive may be referred to singularly as “Party” or collectively as “Parties.”

BACKGROUND

WHEREAS, effective August 19, 2019, the Company and the Executive entered into an Executive Employment Agreement (the “Employment Agreement”); and

WHEREAS, the Parties desire to amend certain provisions of the Employment Agreement.

NOW, THEREFORE, in consideration of the foregoing premises and the respective agreements hereinafter set forth and the mutual benefits to be derived hereinafter, the Employer and the Executive hereby agree as follows:

AGREEMENTS

1.Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to such terms in the Employment Agreement as defined therein unless otherwise defined herein.

2.The first sentence of Section 1 of the Employment Agreement is hereby deleted and amended and restated to read in its entirety as set forth below:

“The Employer hereby agrees to employ the Executive commencing on the Effective Date and ending on March 31, 2020 (the “Term”).”.

3.The first sentence of Section 2 of the Employment Agreement is hereby deleted and amended and restated to read in its entirety as set forth below:

“During the Term, the Executive shall serve in the position of Chief Executive Officer and President, and shall report to and be subject to the general direction and control of the Board or its designee.”.

4.The first sentence of Section 3 of the Employment Agreement is hereby deleted and amended and restated to read in its entirety as set forth below:

“The Executive shall devote his full business time, attention, and energy to the business of the Employer, and shall not be engaged in any other business activity that competes with or detracts from the business of the Employer during the Term of this Agreement.”.

5.The last sentence of Section 3 of the Employment Agreement is hereby deleted and amended and restated to read in its entirety as set forth below:

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“The Executive shall be based in the vicinity of the Anchorage or Houston metropolitan areas (or such other area as may be agreed upon by the Parties) and, subject to travel requirements as reasonably necessary to support successful business development efforts and management of the business, shall perform his services from a mutually agreed location in that area.”.

6.Section 4(a) of the Employment Agreement is hereby deleted and amended and restated to read in its entirety as set forth below:

“(a)receive a signing bonus in the amount of $1,000,000 (the “Signing Bonus”) payable on the Effective Date and a salary of $100,000 per month (collectively, the “Base Salary”); provided, however, that the Executive will be required to repay to the Company the Signing Bonus if the Executive terminates his position as Chief Executive Officer and President and/ or this Agreement on or prior to February 29, 2020.”.

7.The first sentence of Section 5(g) of the Employment Agreement is hereby deleted and amended and restated to read in its entirety as set forth below:

“Upon termination of his employment for any reason whatsoever, the Executive shall thereupon be deemed to have immediately resigned any position the Executive may have as an officer or director of the Company together with any other office, position or directorship which the Executive may hold with any of its affiliates; provided, however, that if such termination is due to (i) termination by the Executive for Good Reason, (ii) termination by the Company without Cause, or (iii) the expiration of the Term, the Executive shall not be deemed to have resigned as a director of the Company.”.

8.This Amendment embodies the entire agreement between the Company and the Executive with respect to the amendment of the Employment Agreement. In the event of any conflict or inconsistency between the provisions of the Employment Agreement and this Amendment, the provisions of this Amendment shall control and govern.

9.Except as specifically modified and amended herein, all of the terms, provisions, requirements and specifications contained in the Employment Agreement remain in full force and effect. Except as otherwise expressly provided herein, the Parties do not intend to, and the execution of this Amendment shall not, in any manner impair the Employment Agreement, the purpose of this Amendment being simply to amend and ratify the Employment Agreement, as hereby amended and ratified, and to confirm and carry forward the Employment Agreement, as hereby amended, in full force and effect..

10.The provisions of Employment Agreement captioned “Governing Law” and “Mutual Waiver of Jury Trial” are incorporated herein by reference for all purposes.

11.This Amendment may be executed in multiple counterparts, including by facsimile transmission and email in portable document format, each of which shall have the force and effect of an original, and all of which shall constitute one and the same agreement.

[Signatures on the following page]

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IN WITNESS WHEREOF, the Parties hereto have executed this Amendment as of the day and year first above written.

EMPLOYER:

SAExploration Holdings, Inc.

By: /s/ Kevin Hubbard

Name:Kevin Hubbard

Title: Interim Chief Financial Officer

EXECUTIVE:

By: /s/ Michael J. Faust

Name:Michael J. Faust